Exhibit 99.1

Contact:	Christine Solie
313-845-1746
csolie@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $740 MILLION IN THE SECOND QUARTER

DEARBORN, Mich., July 19, 2005 — Ford Motor Credit Company reported net income of $740 million in the second quarter of 2005, down $157 million from earnings of $897 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $1.2 billion in the second quarter, compared with $1.4 billion in the previous year. The decrease in earnings primarily reflected higher borrowing costs and the impact of lower receivable levels, offset partially by improved credit loss performance.

“This quarter’s solid results reflect our ongoing efforts to strengthen our operations,” said Mike Bannister, chairman and CEO. “Despite the challenging business environment, Ford Motor Credit continues to generate strong profits.”

On June 30, 2005, Ford Motor Credit’s on-balance sheet net receivables totaled $121 billion, compared with $133 billion on December 31, 2004. Managed receivables were $160 billion on June 30, down from $168 billion on December 31. The lower managed receivables primarily reflected lower retail placement volumes.

Ford Motor Credit paid dividends of $1 billion during the quarter. On June 30, managed leverage was 12.8 to 1.

Ford Motor Credit Company is one of the world’s largest automotive finance companies and has supported the sale of Ford products since 1959. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.

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FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended June 30, 2005 and 2004
(in millions)

	Second Quarter		First Half
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,339	$1,477	$2,697	$3,051
Retail	1,012	1,081	2,082	2,152
Interest supplements and other support costs earned from affiliated companies	795	881	1,638	1,737
Wholesale	276	193	527	382
Other	55	60	111	109

Total financing revenue	3,477	3,692	7,055	7,431
Depreciation on vehicles subject to operating leases	(1,095)	(1,242)	(2,172)	(2,549)
Interest expense	(1,386)	(1,295)	(2,812)	(2,624)

Net financing margin	996	1,155	2,071	2,258
Other revenue
Investment and other income related to sales of receivables	443	542	888	1,034
Insurance premiums earned, net	52	61	104	121
Other income	143	291	313	519

Total financing margin and other revenue	1,634	2,049	3,376	3,932
Expenses
Operating expenses	522	516	1,050	1,033
Provision for credit losses	(111)	68	6	350
Insurance expenses	61	74	97	111

Total expenses	472	658	1,153	1,494

Income from continuing operations before income taxes	1,162	1,391	2,223	2,438
Provision for income taxes	426	508	813	891

Income from continuing operations before minority interests	736	883	1,410	1,547
Minority interests in net income of subsidiaries	—	1	1	1

Income from continuing operations	736	882	1,409	1,546

Income from discontinued operations	—	15	37	39
Gain on disposal of discontinued operations	4	—	4	—

Net income	$740	$897	$1,450	$1,585

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$18,518	$12,668
Investments in securities	706	653
Finance receivables, net	98,599	110,851
Net investment in operating leases	21,932	21,866
Retained interest in securitized assets	5,287	9,166
Notes and accounts receivable from affiliated companies	1,478	1,780
Derivative financial instruments	4,060	6,930
Assets of discontinued operations	—	2,186
Other assets	6,087	6,521

Total assets	$156,667	$172,621

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,604	$1,645
Affiliated companies	1,070	819

Total accounts payable	2,674	2,464
Debt	128,935	144,274
Deferred income taxes, net	8,315	7,593
Derivative financial instruments	711	911
Liabilities of discontinued operations	—	93
Other liabilities and deferred income	4,908	5,802

Total liabilities	145,543	161,137

Minority interests in net assets of subsidiaries	14	13

Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	502	855
Retained earnings	5,466	5,474

Total stockholder’s equity	11,110	11,471

Total liabilities and stockholder’s equity	$156,667	$172,621

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	Second Quarter		First Half
Financing Shares	2005	2004	2005	2004
United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	40%	39%	41%	38%
Wholesale	81	84	81	84

Europe
Financing share — Ford
Retail installment and lease	29%	29%	28%	28%
Wholesale	97	97	97	97

Contract Volume — New and used retail/lease (in thousands)
North America segment
United States	424	440	834	838
Canada	51	52	82	88

Total North America segment	475	492	916	926

International segment
Europe	206	208	392	410
Other international	65	62	138	136

Total International segment	271	270	530	546

Total contract volume	746	762	1,446	1,472

Borrowing Cost Rate**	4.4%	3.7%	4.2%	3.7%

Charge-offs (in millions)
On-Balance Sheet
Retail installment & lease	$140	$285	$307	$598
Wholesale	(1)	6	16	9
Other	(2)	0	(5)	(1)

Total on-balance sheet charge-offs	$137	$291	$318	$606

Total loss-to-receivables ratio	0.44%	0.91%	0.50%	0.94%

Managed***
Retail installment & lease	$172	$362	$387	$789
Wholesale	(1)	6	16	9
Other	(2)	0	(5)	(1)

Total managed charge-offs	$169	$368	$398	$797

Total loss-to-receivables ratio	0.41%	0.85%	0.48%	0.91%

*	Continuing operations

**	Includes the effect of interest rate swap agreements

***	See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:

•	Managed receivables: receivables reported on Ford Motor Credit’s balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service.

•	Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service.

IMPACT	OF ON-BALANCE SHEET SECURITIZATION: finance receivables (retail and wholesale) and investments in operating leases reported on Ford Motor Credit’s balance sheet include assets transferred in securitizations that do not qualify for accounting sale treatment. These assets have been legally transferred to Ford Motor Credit sponsored special purpose entities and are available only to pay the obligations of the special purpose entities and are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit’s other creditors. Debt reported on Ford Motor Credit’s balance sheet includes debt issued by these special purpose entities to securitization investors which is payable out of collections on the assets supporting the securitizations and is not the legal obligation of Ford Motor Credit or its other subsidiaries.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation

	June 30,	December 31,
	2005	2004
	(in billions)
Total debt	$128.9	$144.3
Securitized off-balance sheet receivables outstanding	39.2	37.7 *
Retained interest in securitized off-balance sheet receivables	(5.3)	(9.5) **
Adjustments for cash and cash equivalents	(18.5)	(12.7)
Adjustments for SFAS No. 133	(2.6)	(3.2)

Total adjusted debt	$141.7	$156.6

Total stockholder’s equity (including minority interest)	$11.1	$11.5
Adjustments for SFAS No. 133	(0.0)	(0.1)

Total adjusted equity	$11.1	$11.4

Managed leverage (to 1) = adjusted debt / adjusted equity	12.8	13.7
Memo: Financial statement leverage (to 1) = total debt / stockholder’s equity	11.6	12.6

Net Finance Receivables and Operating Leases

	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
		(in billions)
June 30, 2005
Retail installment	$69.9	$20.4	$90.3
Wholesale	23.5	18.8	42.3
Other finance receivables	5.2	0.0	5.2
Net investment in operating leases	21.9	0.0	21.9

Total net finance receivables and operating leases	$120.5	$39.2	$159.7

December 31, 2004
Retail installment	$81.7	$16.7	$98.4
Wholesale	23.8	18.9	42.7
Other finance receivables	5.3	0.0	5.3
Net investment in operating leases	21.9	0.0	21.9

Total net finance receivables and operating leases	$132.7	$35.6	$168.3

*	Includes securitized funding from discontinued operations

**	Includes retained interest in securitized receivables from discontinued operations